UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: July 26, 2010

(Date of earliest event reported)

GATEWAY ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	0-6404 (CommissionFile Number)	44-0651207 (I.R.S. Employer Identification Number)

1415 Louisiana, Suite 4100, Houston, Texas 77001

(Address of principal executive offices, including zip code)

(713) 336-0844

(Registrant's telephone number, including area code)

(Former name or former address if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 26, 2010, the board of directors of Gateway Energy Corporation (the “Company”), after approval and recommendation by the compensation committee thereof, adopted the following compensation plan with respect to the members of the board of directors:

•
Non-employee directors shall receive an annual $10,000 restricted stock grant (the “Annual Restricted Stock Grant”).  The restricted stock will vest 1/3 each year beginning on the first anniversary of the grant date.  The number of shares of restricted stock will be determined by dividing $10,000 by the volume weighted, average trading price of the Company’s common stock for the 20 consecutive trading days immediately prior to the date of the grant (the share price resulting from such calculation shall be referred to herein as the “Fair Market Value”).

•
Non-employee directors shall receive an annual payment of $10,000.  This payment is payable, at the option of the director, in common stock or any combination of cash and common stock.  If in cash, then the payment will be paid in equal quarterly installments.  If in common stock, then the director would make the election at the time of the Annual Restricted Stock Grant and receive a number of restricted shares equal to the amount of the payment to be received in restricted stock divided by the Fair Market Value and these restricted shares will vest in full three months following the grant date.

•
An annual payment of (i) $3,000 to each member of the audit committee other than the chairman, who will receive $5,000, and (ii). $1,500 to each member of the other committees of the board (currently nominating and compensation) other than the chairman of such other committees, who will receive $2,500.  These payments are payable, at the option of the director, in common stock or any combination of cash and common stock.  If in cash, then the payment would be made in quarterly installments.  If in common stock, then the director would make the election at the time of the Annual Restricted Stock Grant and receive a number of restricted shares equal to the amount of the payment to be received in restricted stock divided by the Fair Market Value and these restricted shares will vest in full three months following the grant date.

•
A cash payment of $1,000 for each board, committee or stockholder meeting attended in person; provided that meetings held telephonically shall have a cash payment of $125 per hour with a minimum payment of $250 and a maximum payment of $1,000.

In addition, the board of directors, after approval and recommendation by the compensation committee thereof, approved the following compensation arrangements for Frederick M. Pevow, Jr., its chief executive officer and president:

•
Mr. Pevow will be eligible for a cash bonus for the six months ended December 31, 2010 in an amount equal to up to 50% of Mr. Pevow’s salary for that period.  Mr. Pevow’s eligibility for the bonus is based on the financial performance of Gateway (the “Gateway Financial Targets”) and personal goals of Pevow (the “Pevow Personal Goals”).  The Gateway Financial Targets will be based on the budget for Gateway, as approved by the board of directors, for the last six months of calendar year 2010.  The criteria for the Gateway Financial Targets and their weighting are as follows:  (i) pre-tax income (40%), (ii) EBITDA (40)% and (iii) general and administrative expenses (10%).  In addition, Mr. Pevow will submit the Pevow Personal Goals to the compensation committee (which will then be subject to approval by the board of directors); which will have a 10% weighting.   The Gateway Financial Targets are “all or nothing;” i.e., either Gateway achieves the target and Mr. Pevow would receive 100% credit for the criteria or Gateway does not achieve the target and Mr. Pevow would receive no credit.  For example, if the Gateway Financial Target is positive pre-tax income and Gateway has positive pre-tax income, then for that criteria, the bonus result would be Mr. Pevow’s salary multiplied by 50% (target bonus) multiplied by 40% (criteria weighting).

•
Mr. Pevow will receive a grant of restricted stock with a value of $25,000 as of the date of the grant.  The restricted stock will vest 1/3 each year beginning on the first anniversary of the grant date.  The number of restricted shares will be determined by dividing $25,000 by the Fair Market Value.

•
Mr. Pevow will receive a stock option grant with a value of $25,000 as of the date of the grant.  The stock options will vest 1/3 each year beginning on the first anniversary of the grant date.  The stock options will (i) be “incentive stock options” under Section 422 of the Internal Revenue Code of 1986, as amended, (ii) have an exercise price equal to $0.33, which is 110% of the Fair Market Value, and (iii) expire on the fifth anniversary of the grant date.  The number of stock options will be determined by dividing $25,000 by the Black Scholes value of such options.

In addition, the board of directors, after approval and recommendation by the compensation committee thereof, approved the following compensation arrangements for Jill Marlatt, its controller, treasurer and secretary:

•
Ms. Marlatt will be eligible for a cash bonus for the six months ended December 31, 2010 in an amount equal to up to 20% of Ms. Marlatt’s salary for the period.  Ms. Marlatt’s eligibility for the bonus is based on the financial performance of the Gateway Financial Targets (which will have a 2/3rds weighting) and personal goals of Ms. Marlatt (which will have a 1/3rd weighting).

•
Ms. Marlatt will receive a grant of restricted stock with a value of $5,000 as of the date of the grant.  The restricted stock will vest 1/3 each year beginning on the first anniversary of the grant date.  The number of restricted shares for the Annual Restricted Stock Grant will be determined by dividing $5,000 by Fair Market Value.

•
Ms. Marlatt will receive a stock option grant with a value of $5,000 as of the date of the grant.  The stock options will vest 1/3 each year beginning on the first anniversary of the grant date.  The stock options will (i) be “incentive stock options” under Section 422 of the Internal Revenue Code of 1986, as amended, (ii) have an exercise price equal to $0.30, which is the Fair Market Value, and (iii) expire on the fifth anniversary of the grant date.  The number of stock options will be determined by dividing $5,000 by the Black Scholes value of such options.

Consistent with the foregoing compensation arrangements, on July 26, 2010, the Company made the following grants of restricted stock and stock options (all of which were made under the Company’s 2007 Incentive Plan):

Officer/Director	Stock Option Awards (Dollar Amount	Stock Option Awards (Number of Options)	Restricted Stock Awards (Dollar Amount)	Restricted Stock Awards (Number of Shares
Perin Greg deGuerin	-0-	-0-	$10,000	33,333
David F. Huff	-0-	-0-	$10,000	33,333
John O. Niemann, Jr.	-0-	-0-	$25,000 (1)	83,333 (1)
John A. Raasch	-0-	-0-	$10,000	33,333
Paul G. VanderLinden, III	-0-	-0-	$10,000	33,333
Frederick M. Pevow, Jr.	$25,000	277,778	$25,000	83,333
Jill R. Marlatt	$5,000	50,000	$5,000	16,667
(1)
In addition to the Annual Restricted Stock Grant of 33,333 restricted shares representing common stock with a Fair Market Value of $10,000, Mr. Niemann elected to receive his $10,000 annual payment as a board member and $5,000 annual payment as Chairman of the Audit Committee in the form of restricted shares.  As described above, the number of restricted shares was calculated based on the Fair Market Value.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                                     GATEWAY ENERGY CORPORATION

                                                                           By:  /s/  Frederick M. Pevow, Jr.
Frederick M. Pevow, Jr., President and
                                                                                       Chief Executive Officer

 Date:  July 26, 2010